Exhibit 99.2

NEWS RELEASE

CONTACT:	McClellan Harris III
Chief Financial Officer
Telephone: (909) 394-3600, ext. 705

FOR IMMEDIATE RELEASE .........

AMERICAN STATES WATER COMPANY ANNOUNCES APPOINTMENT
OF
NEW INDEPENDENT AUDITORS

San Dimas, California — May 13, 2002 . . . American States Water Company (NYSE:AWR) announced today its determination on behalf of itself and its subsidiary, Southern California Water Company, to dismiss its independent auditors, Arthur Andersen LLP and to engage Pricewaterhouse Coopers LLP to serve as its new independent auditors for 2002. The change becomes effective immediately. This determination was recommended by the Audit Committee of American States Water Company and approved by its Board of Directors.

American States Water Company is a holding company that, through its subsidiaries, provides water service to 1 out of 30 Californians located within 75 communities throughout 10 counties in Northern, Coastal and Southern California and to approximately 11,500 customers in the city of Fountain Hills, Arizona and portions of Scottsdale, Arizona. The Company distributes electricity to approximately 21,000 customers in the Big Bear recreational area of California, and contracts with various municipalities and private entities in both California and Arizona to provide services to an additional 90,000 customers.